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                                                           Exhibit 23(b)


                       Consent of Independent Accountants



The Board of Directors
First Citizens Bancorp of Indiana



We consent to the use in this Registration Statement of KeyCorp on Form S-4, of our report dated February 11, 1994 on the 1993 consolidated financial statements of First Citizens Bancorp of Indiana. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                                /s/ Crowe, Chizek and Company
                                                Crowe, Chizek and Company



November 4, 1994
Indianapolis, Indiana